                                                                    Exhibit 10.8

          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.


                        EXCLUSIVE DISTRIBUTION AGREEMENT
            (for TriActive(TM) LaserDermology(TM) Systems, Photolight
          Pulsed Light Systems and PhotoSilk Plus Pulsed Light Systems)


      THIS AGREEMENT is made by and between El. En. S.p.A., a company organized under the laws of Italy whose address is Via Baldanzese 17, 50041 Calenzano, Firenze, Italy (hereafter referred to as "El En"), and Cynosure, Inc., a Delaware corporation whose address is 10 Elizabeth Drive, Chelmsford, MA 01824 (hereinafter referred to as "Cynosure"). This Agreement shall be effective as of January 1, 2005 (hereinafter the "Effective Date"). (Both El En and Cynosure are sometimes collectively referred to as the "Parties", and each may be referred to in the singular as a "Party".)

      The Parties hereby agree to the following:

1.    DEFINITIONS

      The terms used in this Agreement shall have the following meaning:

      1.1 "Territory" shall mean North America, which includes the United States (including Alaska and Hawaii), Canada, Puerto Rico and Mexico and their respective territories and possessions.

      1.2 "Products" shall mean those El En products set forth in Exhibit A to this Agreement. The term "Products" may be modified from time to time by written agreement of the parties hereto to include additional El En products.

      1.3 "Affiliate" shall mean, with respect to either party, a corporation or entity that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with such party. El En and Cynosure shall be deemed not to be Affiliates for purposes of this Agreement.

2.    APPOINTMENT AND ACCEPTANCE

      2.1 Subject to Cynosure's compliance with all the terms of this Agreement, El En hereby appoints Cynosure as its distributor for the marketing, sale and delivery of the Products in the Territory, and Cynosure accepts such appointment. Cynosure shall not sell, lease, license or install, directly or indirectly, any Products outside the Territory and shall promptly refer to El En any requests therefore.

      2.2 With the exception of Mexico, this appointment of Cynosure as El En's distributor for the Products in the Territory is an exclusive appointment. During the term of this Agreement and so long as Cynosure is not in default under this Agreement, El En shall not appoint any other distributor for the Products in the United States (including Alaska and Hawaii) Canada or Puerto Rico or their respective territories and possessions

      2.3 This appointment shall automatically terminate upon the expiration or termination of this Agreement.

      2.4 Cynosure shall not actively seek customers for the Products outside the Territory, nor establish any branch or representative office outside the Territory, nor maintain any distribution depot outside the Territory. Cynosure shall not engage in any advertising or promotional activities relating to the Products directed primarily to customers located outside the Territory. Cynosure shall have the right, without the prior written consent of El En, to appoint sub-distributors or sub-dealers to sell the Products in the Territory. Notwithstanding the foregoing, should El En reasonably object to any such appointment, Cynosure shall refrain therefrom.

      2.5 Neither this Agreement nor any right granted by this Agreement is a property right. Except as provided in Section 2.4, neither this Agreement nor any right or responsibility under this Agreement may be transferred, assigned, delegated or sold by Cynosure or by operation of law.

      2.6 No rights or licenses with respect to the Products are granted or deemed granted under this Agreement or in connection herewith, other than those rights expressly granted in this Agreement.

3     OBLIGATIONS OF EL EN

      3.1 El En shall provide such marketing and other sales support to Cynosure as the parties may agree from time to time Cynosure shall pay for all travel, lodging, meals and related expenses incurred by El En in providing such support.

      3.2 El En reserves the right in its sole discretion to discontinue the sale or production of any Product. El En reserves the right in its sole discretion to modify, alter, improve or change any Product. El En shall make reasonable efforts to provide Cynosure with one year's prior written notice of any decision to discontinue the sale or production of any Product and ninety
(90) days' prior written notice of any decision to change any Product, but any changes made for safety reasons or to accommodate regulatory requirements shall be effective upon notice to Cynosure.

      3.3 El En will provide annual training sessions (at locations to be determined by El En) for Cynosure sales and service personnel at no cost to Cynosure. Notwithstanding the foregoing, Cynosure shall be responsible for all travel, lodging, meals and related expenses associated with attendance by its personnel at these training sessions.

4.    SALES TO CYNOSURE

      4.1 Each order for the Products will be submitted by Cynosure on the Purchase Order form set forth at Exhibit B to this Agreement (hereinafter the "Purchase Order") and will be processed by El En in a timely fashion. Each Purchase Order submitted by Cynosure shall specify the quantity of each Product which Cynosure desires to purchase and the delivery date for such Product(s). The express terms of this Agreement, including the Purchase Order, supersede any contrary provisions in any purchase order, agreement or other document used by Cynosure. Contracts for the sale of the Product by Cynosure to its customers shall automatically incorporate, to the extent applicable, the terms and conditions of this Agreement, including the Purchase Order. El En will accept or reject the Purchase Order in writing within ten (10) working days of El En's receipt of the Purchase Order from Cynosure. Any failure on the part of El En to acknowledge a Purchase Order within such ten (10) working day period shall be deemed to be a rejection of such Purchase Order.

      4.2 Cynosure's orders for the Products shall not be binding on El En until accepted by El En and may be canceled by Cynosure only until that time. Orders shall be deemed accepted by El En when Cynosure is so notified in writing by El En. In the event of a shortage of any Product, El En will make reasonable efforts to allocate such Product among its distributors and sales representatives in a fair and equitable manner, but El En shall have no liability to Cynosure whatsoever as the result of its inability to meet Cynosure's orders for such Product or any allocation made by El En among its distributors and sales representatives.

      4.3 The prices applicable to the Products are set forth in Exhibit C to this Agreement. The price applicable to each Product may be changed by El En only upon reasonable notice (not less than thirty (30) days) to Cynosure. Any change in the price of a Product will not apply to any orders for such Product from Cynosure accepted in writing by El En prior to the effective date of such change. All amounts under this Agreement shall be calculated and paid in U.S. Dollars.

      4.4 Cynosure will deliver to El En, not later than the first day of each March, June, September and December in each year during the term of this Agreement, a forecast of Cynosure's anticipated requirements for each Product during the following calendar quarter, specifying quantities and shipment dates therefor. The forecast shall not be binding upon Cynosure. Upon acceptance in writing of such forecast by El En, El En shall make reasonable commercial efforts to maintain sufficient inventory to fill Cynosure's requirements based on such forecasts. Product shall, however, only be shipped against purchase orders accepted by El En.

      4.5 Cynosure shall examine each shipment of the Products to determine whether any item or items included in the shipment are in short supply, defective or damaged. Within five (5) business days of receipt of the shipment, Cynosure shall notify El En in writing of any shortages, defects or damage which Cynosure claims existed at the time of delivery and are not a result of shipping. Within twenty (20) days of receipt of such notice, El En will investigate the claim of shortage, defects or damage, and inform Cynosure of its findings. If El En determines that a shortage, defect or damages existed at the time of delivery and was not a result of shipping, El En will promptly deliver replacement Product to Cynosure. Unless notice is given as provided in this
Section 4.5, Cynosure shall be deemed to have accepted each shipment of the Products and to have waived all claims for shortages, defects or damage.

5.    DISTRIBUTORSHIP OPERATIONS

      5.1 Cynosure agrees to use best efforts to sell the Products in the Territory and to promote, through Cynosure 's own advertising and sales promotion activities, the purchase and use of the Products by customers located in the Territory. Cynosure agrees to establish a sales program for the Products that will include the following responsibilities:

            5.1.1 Cynosure shall maintain one or more sales offices in the Territory and shall use best efforts and devote such time as necessary to sell and promote the sale of the Products in the Territory. Cynosure shall solely determine its hours of operation, its staffing for its offices, its employment policies and benefits and where and when to make sales calls.

            5.1.2 Cynosure shall ensure that all personnel whom Cynosure assigns to sell the Products are adequately trained on the Product to provide a satisfactory level of sales service to customers and provide effective sales presentations and training in the use of the Products to customers.

      5.3 Cynosure will purchase and carry spare parts for Products out of warranty in order to provide a prompt service to its customers in the Territory. Cynosure shall purchase from El En such special tools as El En reasonably deems necessary to service and repair the Products.

      5.4 Cynosure agrees to purchase from El En the minimum number of Products per year as set forth in Exhibit D attached hereto and made a part hereof. In the event Cynosure fails to purchase at least the minimum number per year of any of the Products as set forth in Exhibit D, El En at its sole option shall have the right to terminate this Agreement for such Product or Products pursuant to
Section 7 of this Agreement. Cynosure will purchase and carry spare parts for Products out of warranty in order to provide a prompt service. Cynosure shall purchase from El En such special tools as El En reasonably deems necessary to service and repair the Products.

      5.4 As security for the payment by Cynosure of the purchase price for Products ordered under this Agreement, Cynosure hereby grants to El En a purchase money security interest in all Products sold or delivered by El En to Cynosure or to third parties on Cynosure's behalf, whether presently or after-acquired, in any and all purchase contracts for Products entered into between Cynosure and a customer, in any and all payments for Products due and payable from Cynosure's customers, and in any and all proceeds from the sale or delivery of such Products collected by Cynosure. Cynosure agrees to execute all necessary documents and financing statements requested by El En in order to perfect and enforce such security interest.

6.    ADDITIONAL CYNOSURE OBLIGATIONS

      6.1 Cynosure shall promptly report to El En all complaints and product problems communicated by customers with respect to the Products. Cynosure shall be responsible for providing El En with a written report of all Product complaints and problems. Cynosure shall assist El En in complying with the then current Medical Device Reporting/Adverse Event/Product Problem Regulations promulgated and amended by the U.S. Food and Drug Administration ("FDA"). To the extent applicable to relationships of this nature and required by applicable law, Cynosure shall be responsible for maintaining traceability of all Products purchased and resold by Cynosure.

      6.2 Cynosure shall make no warranties or representations, whether oral or written, with respect to the Products, including without limitation, sales literature, without the prior written consent of El En. Cynosure shall accurately and completely represent the Products, and promote the Products in a manner consistent with its labeling, FDA cleared or approved indications, and FDA regulations.

      6.3 Cynosure shall, at its sole expense, comply with all the laws and regulations applicable to its operations and to its performance of its obligations under this Agreement.

      6.4 Except as provided in this Section 6.4, El En does not grant to Cynosure any license or rights to any intellectual property of El En. El En hereby grants Cynosure the non-exclusive and non-transferable right to display trade names and trademarks associated with the Products in the Territory solely in connection with the performance of its obligations under this Agreement. Upon termination of this Agreement, Cynosure shall terminate all use of such trade names and trademarks. Cynosure shall not, directly or indirectly, infringe or contest the validity of or the title to any patents, copyrights, trademarks or trade names owned by El En or under which El En is licensed, or otherwise impair the interests of El En in such intellectual property.

      6.5 Cynosure will conduct all of its business in its own name and in a manner consistent with its obligations under this Agreement. Cynosure will be solely responsible for the payment of all the expenses of its office and activities and will be solely responsible for the acts and expenses of its employees and independent contractors, if any. Neither Cynosure nor any of its employees or consultants shall be considered to be employees of El En for any purpose whatsoever, including, without limitation, social security, unemployment compensation, workers' compensation, income tax withholding, or any other such taxes or obligations. Cynosure understands and agrees that it is solely responsible for payment of all such taxes and obligations.

      6.6 Nothing in this Agreement shall be construed to constitute either party as a partner, employee, franchisee, or agent of the other party, nor shall either party have any authority to bind the other in any respect. Neither party has the power to make contracts in the name of the other or to incur any liabilities whatsoever in the name of the other. Each party shall remain an independent contractor responsible only for its own actions. Neither party nor any of their respective employees or consultants shall be entitled to participate in any plans, arrangements, or distributions of the other party under any pension, stock, bonus, profit sharing, medical plan, or any other benefit plans offered or provided to the employees or consultants of the other party.

      6.7 Each party represents and warrants to the other party that its execution of this Agreement and performance of its obligations under this Agreement do not and will not contravene, violate or constitute a breach of, any law, rule, regulation or the provisions of any court order or contractual agreement or other obligation to which it is a party or by which it is bound.

      6.8 Each party represents and warrants to the other party that it shall not disclose, use, have used, make available to or transfer to the other party any information, including without limitation, any data, concepts, formula or trade secrets, which is proprietary or confidential to a third party.

      6.9 At all times during the term of this Agreement or any renewal thereof, Cynosure shall refrain from promoting or selling any competitive product that has substantially the same specifications as the Products or is substantially similar to any Product except this provision shall not prevent Cynosure from continuing to sell its existing product line or any product introduced by Cynosure as a successor to any existing product.

7.    TERM AND TERMINATION

      7.1 This Agreement is effective on the Effective Date and shall continue in force for a period of seven years unless sooner terminated as herein provided. This Agreement shall be automatically renewed for additional terms of one year each unless either party shall have given notice of termination to the other party not less than six months prior to the expiration of the initial term or an renewal term.

      7.2 Either party may terminate this Agreement in the event (a) the other party commits a material breach of this Agreement, which breach remains uncured for a period of thirty (30) days following written notice of such material breach; or (b) the other party becomes insolvent, fails generally to pay its debts as they become due, makes an assignment for the benefit of creditors, is the subject of any voluntary or involuntary case commenced under the federal bankruptcy laws, as now constituted or hereafter amended (which, in the case of involuntary bankruptcy, is not dismissed within ninety (90) days), or of any other proceeding under other applicable laws of any jurisdiction regarding bankruptcy, insolvency, reorganization, adjustment of debt or other forms of relief for debtors, has a receiver, trustee, liquidator, assignee, custodian or similar official appointed for it or for any substantial part of its property, or is the subject of any dissolution or liquidation proceeding. Without limiting the generality of the foregoing, failure by Cynosure to make any payment due to El En under this Agreement, subject to applicable cure periods set forth in this
Section 7.2, shall constitute a material breach for purposes hereof and shall attribute to El En at its sole option, the right to revoke the exclusivity of Cynosure's rights within the Territory or to terminate this Agreement.

      7.3 After termination or expiration of this Agreement, any amounts owed by one party to the other for transactions occurring during the term of the Agreement shall be paid in accordance with this Agreement. El En shall have no obligation to Cynosure for any sales or other activities of Cynosure after termination or expiration of this Agreement, unless expressly agreed in writing signed by both parties.

      7.4 After termination or expiration of this Agreement, each Party shall return to the other Party all copies of confidential and/or proprietary information previously disclosed by the other Party, and Cynosure shall remove and not thereafter use any advertisements, brochures and other items in its possession or under its control, that contain El En's trademarks and/or service marks, and shall return to El En any and all property of El En in Cynosure's possession, including, without limitation, spare parts, products and technical documentation owned by El En. All rights and licenses granted to Cynosure under this Agreement shall terminate and revert back to El En.

      7.5 The following provisions of this Agreement shall survive the termination or expiration of this Agreement: Sections 6.4, 6.5, 7.3, 7.4, 8, 9, 11, 15 and 16.

8.    CONFIDENTIALITY

      With respect to any information disclosed by either Party to the other Party, which information is identified by the disclosing Party as confidential or proprietary at the time of disclosure, the receiving Party will treat such information as strictly confidential, and use the same degree of care to protect such information as it as the receiving Party uses to protect its own highest level confidential information, which shall not be less than due care. All customer lists, customer files, market and sales data, discounting and pricing data, competitive analyses, market potential information and Product information shall be deemed confidential and proprietary. Each Party agrees not to use for its own benefit, nor to disclose to third parties, any such information received from the other Party during the term of this Agreement or thereafter. These restrictions shall not apply to information that (a) was in the possession of the receiving prior to its disclosure by the disclosing Party; (b) at the time of disclosure is in the public domain, or which later becomes part of the public domain through no breach of the terms of this Agreement; or (c) was received by the receiving Party from a source other than the disclosing Party, who did not acquire such information directly or indirectly from the disclosing Party.

9     FORCE MAJEURE

      Neither party shall not be liable in any manner for failure or delay to fulfill all or part of this Agreement as the result of any act of God, governmental orders or restriction, war, threat of war, warlike conditions, acts of terror, hostilities, sanctions, mobilization, blockade, embargo, detention, revolution, riot, looting, strike, lockout, labor action, accident, or any other causes or circumstances beyond the such party's reasonable control. Upon the occurrence of a force majeure event, the party suffering such event shall immediately provide written notice to the other party of the existence and details of such force majeure event and its anticipated duration.

10.   WAIVER OF BREACH

      Failure of either party to require performance of any term of this Agreement or the waiver by either party of any default under this Agreement shall not be deemed a waiver of any subsequent default nor of the provision of this Agreement allegedly breached as a result of such default.

11.   GOVERNING LAWS

      This Agreement shall be governed by and construed in accordance with the laws of the Republic of Italy, without reference to its principles of conflicts of laws.

12.   ASSIGNMENT

      This Agreement shall not be assignable by either Party hereto without the prior written consent of the nonassigning Party, except that either party may assign this Agreement in connection with a sale or transfer of all or substantially all of its business or assets.

13.   NO CHANGES OF AGREEMENT VALID

      No modification of this Agreement shall be valid or binding upon either Party without its written consent.

14.   OTHER AGREEMENTS

      All prior oral or written agreements or understandings between the Parties with respect to the subject matter of this Agreement are hereby terminated, except for those agreements or understandings which, by their nature, are intended to survive termination.

15.   NOTICES

      All notices pertaining to this Agreement shall be confirmed in writing, and shall be delivered to the Party concerned, by registered or certified mail, or by recognized overnight air courier service, to the address first set forth above. Either Party may change its address for notice by written notice to the other Party. Notice is deemed effective upon mailing or upon delivery to a recognized international air courier service.

16.   DISPUTE RESOLUTION

      The parties agree that any and all disputes regarding the interpretation or application of this agreement (Including any schedule or exhibit hereof) shall be submitted to the exclusive jurisdiction of the tribunal of Milan, Italy.

17.   COUNTERPARTS/ENTIRE AGREEMENT

      This Agreement may be executed in duplicate and when so executed, each executed copy shall be deemed an original. All Exhibits referenced in this Agreement are deemed incorporated by reference.

18.   CAPTIONS

      The captions in this Agreement have been inserted for convenience of reference only, are not to be considered a part of this Agreement, and shall in no way modify or restrict any of the terms or provisions of this Agreement.

      IN WITNESS WHEREOF, the Parties have hereto caused this Agreement to be executed by their duly authorized representatives, on the day and year first above written.

EL.EN. S.p.A.                            CYNOSURE, INC.


By: /s/ ANDREA CANGIOLI                   BY: /s/ TIMOTHY W. BAKER
   -----------------------                   -----------------------
Name: Andrea Cangioli                     Name: Timothy W. Baker
Title: Consigliere                        Title: CFO

                                    Exhibit A

                                List of Products

                    TriActive(TM) LaserDermology(TM) Systems
                         Photolight Pulsed Light Systems
                       PhotoSilk Plus Pulsed Light Systems

                                    Exhibit B

                             Form of Purchase Order

Purchase Order No.

Date:

TO:                                 FROM:

El. En. S.p.A.                      Cynosure, Inc.
[insert address]                    10 Elizabeth Drive
                                    Chelmsford, Massachusetts 01824

Tel:                                Tel:
Fax:                                Fax:

PRODUCT(S) ORDERED:

QUANTITY:

REQUESTED DELIVERY DATE(S):

DELIVERY LOCATION:

TOTAL PURCHASE PRICE:  $
                        ------------

Standard Conditions of Purchase are attached and are made part of this Purchase Order.

Cynosure, Inc.


By:
   ----------------------
Name:
Title:

                         STANDARD CONDITIONS OF PURCHASE

These conditions apply to the attached Purchase Order.

FORMATION OF CONTRACT

The Purchase Order is an offer by you to purchase from El. En. S.p.A. the Product(s) described in the Purchase Order. By submitting the Purchase Order to us, you agree to purchase the Product(s) on the terms and conditions specified in the Purchase Order and these Standard Conditions of Purchase.
We accept your offer by the signature of a duly authorized officer of El. En. S.p.A..

The Purchase Order and these Standard Conditions of Purchase (together with the Distribution Agreement dated as of January 1, 2005 (the Distribution Agreement)) are intended to be the complete and exclusive statement of the terms of the contract between us. Please understand that our acceptance of your offer is expressly made conditional on your assent to all of our terms. No prior proposals, statements, course of dealing or usage of the trade will be part of the contract.

After the contract has been formed, it may be modified only by written document signed by our respective authorized representatives. No order accepted by us may be terminated, canceled, modified or assigned by you without our prior written permission.

PRICE AND TAXES

The price you will pay is stated in the Purchase Order. The price includes the Product(s) described in the Purchase Order, standard packaging and shipping. You shall be responsible for all taxes (including without limitation any sales use, excise or similar tax), custom fees and duties, VAT and other related governmental fees and costs, transportation to the site specified in the Purchase Order, special packaging and insurance. Any applicable taxes will be added to the price, unless we receive a tax exemption certificate from you which is acceptable to the taxing authorities.

PAYMENT

The payment terms are as follows: Net 30 days from shipment. Past due balances are subject to a service charge up to the maximum amount permitted by applicable law. If any payment depends on an event which is delayed for a reason for which you are responsible, you will make the payment when the event was first scheduled to occur.

DELIVERY

Delivery dates are approximate. We will not be not responsible for any delay in performance or delivery which is due to unforeseen circumstances, or to causes beyond our reasonable control, including, without limitation, strike, lockout, riot, war, act of God, or compliance with any governmental law, regulation or order (including U.S. Export regulations), or any delay in vendors supplying materials and equipment. If such a delay occurs, we may extend the performance or delivery date for a period of time equal to the delay.

TRANSPORTATION, TITLE AND RISK OF LOSS

Except as otherwise provided below, all shipments are Ex Works: Calenzano, our manufacturing facility in Italy. You are be responsible for all transportation and insurance. Title and risk of loss or damage to the equipment shall pass upon delivery to the shipper. For equipment shipped outside the United States and its possessions, title and risk of loss or damage shall pass to you when the Product(s) arrives at the country of destination, notwithstanding any shipment terms to the contrary.

ACCEPTANCE OF PRODUCT

You shall be responsible for examining each shipment of Product(s) to determine whether any item or items included in the shipment are in short supply, defective or damaged. Within five (5) business days of receipt of the shipment, you shall notify us in writing of any shortages, defects or damage which you claim existed at the time of delivery and are not a result of shipping. Within twenty (20) days of receipt of such notice, we will investigate the claim of shortage, defects or damage, and inform you of our findings. If we determine that a shortage, defect or damages existed at the time of delivery and was not a result of shipping, we will promptly deliver replacement Product(s) to you. Unless notice is given as provided in this paragraph, you shall be deemed to have accepted each shipment of Product(s) and to have waived all claims for shortages, defects or damage.

LIMITED WARRANTY

We warrant that each Product sold by us will not infringe any patents, trade secrets, trademarks, or other intellectual property rights of any third party, and that the Product, when delivered to you, shall be free from defects in materials and workmanship for a period of 360 days after receipt of the Product We makes no warranty (express, implied or statutory) for any Product that are modified or subjected to unusual physical stress, misuse, improper storage or handling, or used in any manner or medical procedure for which the Product(s) are not indicated. We shall promptly replace any Product that fails to meet this limited warranty at the time of delivery. This constitutes our sole liability to end users for breach of the foregoing warranty.

EXCLUSIVITY AND DISCLAIMER

THE LIMITED WARRANTY IS EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY IMPLIED WARRANTY ARISING OUT OF A COURSE OF DEALING OR OF PERFORMANCE, CUSTOM OR USAGE IN THE TRADE. YOUR EXCLUSIVE REMEDY FOR A DEFECT IN ANY PRODUCT SHALL BE THAT STATED IN THE LIMITED WARRANTY.

LIMITATION OF LIABILITY

Our responsibility for any claims, damages, losses or liabilities arising out of or related to our performance under the Purchase Order shall not exceed the aggregate consideration paid to us pursuant to the Purchase Order. In addition, in no event shall we be liable to you, your employees or agents or to any other third party for any indirect, special, exemplary, incidental or consequential damages, including but not limited to damages resulting from loss of use, loss of data, loss of profits or any harm or damage to persons or property arising out of or in connection with the Purchase Order or any equipment, materials or services provided under the Purchase Order.

GENERAL MATTERS

ASSIGNMENT. Any assignment of the Purchase Order or these Standard Conditions of Purchase will be void without the other party's prior written consent, which will not be unreasonably withheld.

VALIDITY.   If any provision of the Purchase Order or these Standard
Conditions of Purchase is found invalid, the remaining portion will be effective.

GOVERNING LAW. The Purchase Order and these Standard Conditions of Purchase are to be interpreted in accordance with, and its administration and performance governed by, the laws of Republic of Italy without reference to its principles of conflicts of law.

                                    Exhibit C

                                 Product Pricing

The price for each Product is set forth below. Such price does not include the taxes and other amounts specified in the form of Purchase Order. The price may be adjusted from time to time by El En as set forth in Section 4.3 of this Agreement.

TRIACTIVE                          US $ [**]

PHOTOLIGHT:
Base system                        US $ [**]
UPL Handpiece                      US $ [**]

PHOTLSILK PLUS:
Base System                        US $ [**]
UPL handpiece                     US $  [**]
Nd:YAG Handpiece                  US $  [**]
Er:YAG  Handpiece                 US $  [**]
Nd:YAG Q-switched handpiece       US $  [**]

                                    EXHIBIT D

                          MINIMUM PURCHASE REQUIREMENTS

                    TRIACTIVE      PHOTOLIGHT    PHOTOSILK
                    ---------      ----------    ---------
                                                   PLUS
                                                   ----
     YEAR 1      [**]            [**]            [**]
     YEAR 2      [**]            [**]            [**]
     YEAR 3      [**]            [**]            [**]
     YEAR 4      [**]            [**]            [**]
     YEAR 5      [**]            [**]            [**]
     YEAR 6      [**]            [**]            [**]
     YEAR 7      [**]            [**]            [**]